                                                                      EXHIBIT 25
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           __________________________

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
              Check if an Application to Determine Eligibility of
                    a Trustee Pursuant to Section 305(b)(2)
            _______________________________________________________

                      U.S. BANK TRUST NATIONAL ASSOCIATION
              (Exact name of Trustee as specified in its charter)

111 EAST WACKER DRIVE, SUITE 3000
       CHICAGO, ILLINOIS                       60601                     36-4046888
(Address of principal executive offices)     (Zip Code)       I.R.S. Employer Identification No.

                               Patricia M. Trlak
                       111 East Wacker Drive, Suite 3000
                            Chicago, Illinois 60601
                            Telephone (312) 228-9448
           (Name, address and telephone number of agent for service)


                          LOCKHEED MARTIN CORPORATION
              (Exact name of obligor as specified in its charter)

                        MARYLAND                                             52-1893632
(State or other jurisdiction of incorporation or organization)  (I.R.S. Employer Identification No.)

6801 ROCKLEDGE DRIVE
BETHESDA, MARYLAND                                         20817
(Address of Principal Executive Offices)                 (Zip Code)

                                DEBT SECURITIES
                      (Title of the Indenture Securities)

================================================================================

                                    FORM T-1
                                    --------


ITEM 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

       a) Name and address of each examining or supervising authority to which it is subject.
                Comptroller of the Currency
                Washington, D.C.

       b)   Whether it is authorized to exercise corporate trust powers.
                Yes

ITEM 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
            None

ITEMS 3-15  There is not nor has there been a default with respect to the securities under this Indenture. The Trustee is a Trustee under other Indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under such other Indentures.

ITEM 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

         1. A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Registration No. 333-18235.*

         2. A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Registration No. 333-18235.*

         3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Registration No. 333-18235.*

         4. A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Registration No. 333-18235.*

         5. Not applicable.

         6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Registration No. 333-18235.*

         7. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith .

         8. Not applicable.

         9. Not applicable.

* Exhibits thus designated are incorporated herein by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 filed by the Trustee with the Securities and Exchange Commission with the specific references noted.




                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the 29th day of January, 1999.


                                U.S. BANK TRUST NATIONAL ASSOCIATION

                                By: /s/ Patricia M. Trlak
                                    --------------------------------------
                                    Patricia M. Trlak
                                    Vice President and Assistant Secretary

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet
                                                                         C200
                                                  Dollar Amounts in Thousands
------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository
    institutions (from Schedule RC-A):                 RCON
    a. Noninterest-bearing balances and currency       ----
       and coin (1)..................................  0081     10,441  1.a
    b. Interest-bearing balances (2).................  0071     47,750  1.b
 2. Securities:
    a. Held-to-maturity securities (from
       Schedule RC-B, column A)......................  1754          0  2.a
    b. Available-for-sale securities (from
       Schedule RC-B, column D)......................  1773      3,726  2.b
 3. Federal funds sold and securities purchased
    under agreements to resell.......................  1350          0  3.
 4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income
       (from Schedule RC-C)..........................  2122          0  4.a
    b. LESS: Allowance for loan and lease losses.....  3123          0  4.b
    c. LESS: Allocated transfer risk reserve.........  3128          0  4.c
    d. Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b
       and 4.c)......................................  2125          0  4.d
 5. Trading assets...................................  3545          0  5.
 6. Premises and fixed assets (including
    capitalized leases)..............................  2145         93  6.
 7. Other real estate owned (from Schedule RC-M).....  2150          0  7.
 8. Investments in unconsolidated subsidiaries
    and associated companies (from Schedule RC-M)....  2130          0  8.
 9. Customers' liability to this bank on
    acceptances outstanding..........................  2155          0  9.
10. Intangible assets (from Schedule RC-M)...........  2143     45,439  10.
11. Other assets (from Schedule RC-F)................  2160      2,888  11.
12. Total assets (sum of items 1 through 11).........  2170    110,337  12.

-----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Schedule RC - CONTINUED

                                                    Dollar Amounts in Thousands
--------------------------------------------------------------------------------
LIABILITIES
13. Deposits:                                            RCON
    a. In domestic offices (sum of totals of             ----
       columns A and C from Schedule RC-E).............  2200         0  13.a
       (1) Noninterest-bearing (1) ....................  6631         0  13.a.1
       (2) Interest-bearing............................  6636         0  13.a.2
    b. In foreign offices, Edge and Agreement
       subsidiaries, and IBFs..........................
       (1) Non-interest bearing........................
       (2) Interest-bearing............................
14. Federal funds purchased and securities sold
    under agreements to repurchase.....................   2800        0  14.
15. a. Demand notes issued to the U.S. Treasury........   2840        0  15.a
    b. Trading liabilities.............................   3548        0  15.b
16. Other borrowed money (includes mortgage
    indebtedness and obligations under capitalized
    leases)............................................
    a. With a remaining maturity of one year or less...   2332        0  16.a
    b. With a remaining maturity of more than one
       year through three years........................   A547        0  16.b
    c. With a remaining maturity of more than three
       years...........................................   A548        0  16.c
17. Not applicable
18. Bank's liability on acceptances executed and
    outstanding........................................   2920        0  18.
19. Subordinated notes and debentures (2) .............   3200        0  19.
20. Other liabilities (from Schedule RC-G).............   2930    2,543  20.
21. Total liabilities (sum of items 13 through 20).....   2948    2,543  21.
22. Not applicable.....................................

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus......   3838        0  23.
24. Common Stock.......................................   3230    1,000  24.
25. Surplus (exclude all surplus related to preferred
    stock).............................................   3839  106,712  25.
26. a. Undivided profits and capital reserves..........   3632       78  26.a
    b. Net unrealized holding gains (losses) on
       available-for-sale securities...................   8434        4  26.b
27. Cumulative foreign currency translation
    adjustments........................................
28. Total equity capital (sum of items 23 through 27)..   3210  107,794  28.
29. Total liabilities and equity capital (sum of
    items 21 and 28)...................................   3300  110,337  29.

Memorandum

TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
 1. Indicate in the box at the right the number of the
    statement below that best describes the most
    comprehensive level of auditing work performed for
    the bank by independent external auditors as of
    any date during 1997...............................   6724      N/A  M.1

1= Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2= Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3= Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4= Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5= Review of the bank's financial statements by external auditors

6= Compilation of the bank's financial statements by external auditors

7= Other audit procedures (excluding tax preparation work)

8= No external audit work

-----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited life preferred stock and related surplus.

Schedule RC-A - Cash and Balances Due from Depository Institutions

Exclude assets held for trading

                                                                          C205

                                                   Dollar Amounts in Thousands
-------------------------------------------------------------------------------
1. Cash items in process of collection, unposted         RCON
   debits, and currency and coin:                        ----
   a. Cash items in process of collection and
      unposted debits.................................   0020        0     1.a
   b. Currency and coin...............................   0080        0     1.b
2. Balances due from depository institutions in
   the U.S.:
   a. U.S. branches and agencies of foreign banks.....   0083        0     2.a
   b. Other commercial banks in the U.S. and other
      depository institutions in the U.S..............   0085   58,191     2.b
3. Balances due from banks in foreign countries and
   foreign central banks
   a. Foreign branches of other U.S. banks............   0073        0     3.a
   b. Other banks in foreign countries and foreign
      central banks...................................   0074        0     3.b
4. Balances due from Federal Reserve Banks............   0090        0     4.
5. Total (sum of items 1 through 4) (must equal
   Schedule RC, sum of items 1.a and 1.b).............   0010   58,191     5.


Memorandum                                         Dollars Amounts in Thousands
-------------------------------------------------------------------------------
1. Noninterest-bearing balances due from                 RCON
   commercial banks in the U.S. (included in             ----
   items 2.a and 2.b above)...........................   0050   10,441     M.1